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                         EXHIBIT INDEX

Exhibit No.     Description                  Page
-----------     -----------                  ----

F-2             Opinion of Counsel           To be filed
                                             by Amendment

G-1             Financial Data Schedule      Filed herewith
                for NEES (Consolidated)

G-2             Financial Data Schedule for  Filed herewith
                NEES (Parent Company only)

G-3             Financial Data Schedule      Filed herewith
                for NEERI

H-2             Proposed Form of Notice      Filed herewith


                      FINANCIAL STATEMENTS

Financial
Statement No.   Description                  Page
-------------   -----------                  ----

1-A             Balance Sheet of NEES at     Filed herewith
                December 31,1996, Actual
                (Parent Company only)

1-B             Statement of Income          Filed herewith
                and Retained Earnings for
                NEES for twelve months
                ended December 31, 1996,
                Actual (Parent Company only)

2-A             Consolidated Balance Sheet   Filed herewith
                of NEES at December 31, 1996,
                Actual

2-B             Statement of Consolidated    Filed herewith
                Income for NEES for twelve
                months ended December 31,
                1996, Actual

3-A             Balance Sheet of NEERI at    Filed herewith
                December 31, 1996, Actual

3-B             Statement of Income and      Filed herewith
                Retained Earnings for NEERI
                for twelve months ended December,
                31, 1996, Actual